SHARE TRANSFER AGREEMENT

Party A: Silverstrand International Holdings Limited

Party B: ZHANG Yu

Party C: Shenyang Maryland International Industry Co., Ltd.

Target Company A: Loyal Best Property Development Limited

Target Company B: Shenyang Hunnan Loyal Best Property Development Limited

Date: Nov.20, 2007

Beijing, China

SHARE TRANSFER AGREEMENT

Party A: Silverstrand International Holdings Limited
Address: Suites A-C,20/F Neich Tower,128 Gloucester Road, Wan Chai, Hong Kong
Representative: FRANK JIANG
Title: Director

Party B: ZHANG Yu
ID Number: 420923198206110028
Address: No.150-10 Dongyi Road, Wuchang District, Wuhan China

Party C: Shenyang Maryland International Industry Co., Ltd.
Address: 25-26/F Block C, President Building,No.69 Heping North Street, Heping District, Shenyang, Liaoning Province, China
Legal Representative: FRANK JIANG
Title: Chairman of Board of Directors

Target Company A: Loyal Best Property Development Limited
Address: Suites A-B,20/F Neich Tower,128 Gloucester Road, Wan Chai, Hong Kong
Representative: ZOU Liang
Title: Director

Target Company B: Shenyang Hunnan Loyal Best Property Development Limited
Address: No.9, Tiantan South Street, Hunnan New Zone, Shenyang, P.R.C Legal
Representative: LIN Zixing
Title: Chairman of Board of Directors

Whereas:

1.	Party A is a limited liability company in good standing, legally registered in Hong Kong in accordance with the Hong Kong Business Registration Ordinance with the registration number 925524.

2.	Party B is a citizen of P.R.C with complete capacity for civil rights and capacity for civil conduct with ID number 420923198206110028.

3.	Party C is a Chinese company in good standing, legally registered in Shenyang China in accordance with Corporate Law of China with the registration code Qi Du Liao Shen Zong Zi No.11110372.

4.	Target Company A is a limited liability company in good standing, legally registered in Hong Kong in accordance with the Hong Kong Business Registration Ordinance with the registration number 1100013.

5.	Target Company B is a Chinese legal person in good standing, legally registered in Shenyang China in accordance with Corporate Law of China with the registration code

Qi Du Liao Shen Zong Zi No.311000978 with the registered capital of USD$29,990,000 and the contributed capital of USD$20,252,668.41.

6.	Party A is the only shareholder of Target Company A and holds its 100% shares.
7.	Target Company B is the wholly foreign owned enterprise registered in Shenyang China by Target Company A that is the only shareholder of Target Company B and holds its 100% shares.
8.

Target Company A won successful bid in public auction and obtained the land use right of 262,019.8 sq.m of state-owned land No.D40/D41/D45/D46 selected for mixed residential development with plan floor-area Ratio no more than 2.5 located in Hunnan New Zone central area. Target Company A designated Target Company B as the owner of land use right of state-owned lands No.D40/D41/D45/D46 located in Hunnan New Zone central area.

9.	Party A agrees to transfer 100% shares of Target Company A held by it to Party B, and Party B agrees to accept it from Party A.
10.	Party A agrees to transfer 100% shares of Target Company A held by it to Party B, which will make Party B hold 100% shares of Target Company B indirectly.
11.	Party B has paid RMB 60,000,000.00 to Party C that is designated by Party A as deposit on Nov.2, 2007 which Party A has received on Nov.5,2007. Party A has confirmed the receipt of such deposit.
12.	Party C presents Letter of Guarantee to Party B on Nov.3, 2007 and shall undertake irrevocable responsibilities of Share Transfer Agreement for Party A.

Party A, Party B, Party C, Target Company A and Target Company B sign this Share Transfer Agreement on Nov.20, 2007 in Beijing China in the principle of fairness reasonableness honesty and credibility through negotiation.

Article 1.     Definition

In this agreement, unless the context requires otherwise:

1.1	“Renminbi” and the sign “RMB” mean the lawful currency of the PRC.
1.2	“US Dollars” and the “USD” mean the lawful currency of the United States of America.
1.3	“Spot Quotation” means the average price quotation of RMB to USD stated by the People’s Bank of China on the transaction day.
1.4	“Consideration” means the amounts in RMB paid by Party B to Party A for shares, including the deposit paid by Party B to Party A.
1.5

“Shares” mean the contributed registered capital, movable and immovable property, tangible and intangible assets and obvious and potential shareholder earnings brought by overflow of Target Company A and B invested by Party A in accordance with the Law of Hong Kong and mainland.

1.6

“Transferred Shares” means the 100% shares of Target Company A and 100% shares of Target Company B, which shall be transferred to Party B by Party A according to the terms and conditions of this Agreement.

1.7	“Designated Person” means the transferee or registrant whom Party B designates to accept the shares of Target Company A and B in written consent.
1.8

“Modification Registration Day” means the day when Party A and Party B complete the procedure to change the shareholder of Target Company A from Party A to Party B or his designated Party in Hong Kong law firms.

1.9	“Signing Date” means the calendar date when Party A, Party B, Party C, Target Company A and Target Company B sign this agreement on the first page.
1.10	“Effective Date” has the meaning ascribed to it under Article 15.
1.11

“Delivery Day” is Dec. 15, 2007 when related approval documents, certificate, licenses, document of title, accounting book and all the property and land with no other ownership are delivered to and accepted by Party B after Party A completes the procedures of modification registration and file of Target Company A and B under this Agreement.

1.12

“Management Account” means the unaudited accounting statements and audit report of Target A and B made as of the delivery day, including Assets Statements, Balance Sheet, Profit and Loss Statements and Cash Flow.

1.13	“Material Adverse Change” means any change or development which could cause material adverse effect on assets, property, perspective and business of Target A and B.
1.14	“Employees”mean all the formal or informal employees employed by Target Company A and B, who signed the Employee Agreement or not.
1.15	“This Agreement” means this agreement, appendices to this agreement and other documents attached to it in the consent of each Party.
1.16	The title of this Agreement is for easy reading which could not affect the understanding or interpretation of this Agreement.

Article 2.     Share Transfer and Consideration

2.1

Both Party A and Party B hereto confirm that Party A agrees to transfer 100% shares of Target Company A and 100% shares of Target Company B held by it to Party B or his designated Party with written consent in the amount of RMB 360,000,000.00.

2.2	Party B agrees to pay RMB 360,000,000.00 for the 100% shares of Target Company A and 100% shares of Target Company B held by Party A.

Article 3.     Modification Registration of Transferred Shares

3.1

Both Party A and Party B hereto agree that within five working days after entry into this Agreement, both Parties shall designate their representatives to go through procedures of modification registration for share transfer of Target Company A in Hong Kong law firm according to Hong Kong Business Registration Ordinance, and transfer 100% shares of Target Company A held by Party A to Party B or his designated Party, and change the shareholder of Target Company A from Party A to Party B or his designated Party and the directors of Target Company A from Party A designated person to Party B designated person.

3.2

Both Party A and Party B hereto agree that on the day when Party B holds 100% shares of Target Company A which means he also holds 100% shares of Target Company B, and Party B itself shall go through the procedure of modification registration of Target Company B.

3.3

Both Party A and Party B agree that each Party shall bear half of the expenses related to negotiation, preparation, entry and execution of this Agreement, including but not limited to legal fees of Hong Kong Law Firm and charges of Hong Kong Business Registration Office.

Article 4.     Payment of Consideration

4.1

Both Party A and Party B confirm that the Consideration described in Article 2 includes all the property, creditor’s right and liability listed in the accounting book of Target Company A and B including payment for land use right of lands No. D40/D41/D45/D46 which is land transfer fee and revenue charged by the government, removal cost and deed tax, excluding urban facility fee and costs for further development that shall be paid by Target Company B.

4.2

Both Party A and Party B confirm that the Consideration described in Article 2 includes all the tax and expenses related to the transaction of share transfer, and each Party shall bear his own expenses except for the agreed in accordance with the law and relative regulation of China.

4.3	Both Party A and Party B agree that the Consideration described in Article 2 shall be paid in the following method:
4.3.1.	Both Parties confirm that Party B has paid Party A RMB 60,000,000.00 as the deposit, which could be deducted in the Consideration payment.
4.3.2

Both Parties agree that after Party B obtain the shares of Target Company A, Party B shall make a lump-sum payment in USD equal to RMB 300,000,000.00 to the account designated by Party A in Hong Kong on Dec. 15, 2007 which based on the spot quotation stated by the People’s Bank of China on Dec. 15, 2007.

Article 5.      Check and Adjustment of Consideration

5.1	On the delivery day, Party A, Party B and their authorized accountant and auditor shall make an inventory of the assets of Target Company A and B as of the delivery day.
5.2

Party A and Party B shall make joint efforts to make accounts of Target Company A and B as of the delivery day after checking the assets as soon as possible in accordance with the current laws, regulations, generally accepted accounting policies and practice in mainland and Hong Kong as the appendix to this Agreement. Unless the context requires otherwise, the Balance Sheet and Assets Statements of accounts have binding force to both Parties, which could not affect Party B’s right for claim and other relative rights based on laws and this Agreement.

5.3

If the accounts of Target Company A and B show any loans, debts or payable amounts including but not limited to land payment (expect the disclosed loan from Huahai company ),deed tax and other expenses, Party A shall bear these payment.

5.4	If the amount receivable in account has not been received yet on delivery day, Party A shall deduct the amount not received as of the delivery day in the Consideration paid by Party B.
5.5

Both Party A and Party B agree that Party A shall undertake the responsibility to interests of loan disclosed or not, and all financial costs, salaries and taxes disclosed or not before Nov. 30, 2007 of Target Company B.

5.6	Both Party A and Party B agree that Party B shall undertake the principal and interest of loans disclosed and taxes after Nov.30, 2007 of Target Company B.
5.7	Both Party A and Party B agree that the total land transfer fee for Target Company B to obtain the land use right of land No. D40, D41, D45 and D46 shall be paid by Party A.
5.8

Both Party A and Party B agree that the payable deed tax arising from acquiring the land use right of land No. D40, D41, D45 and D46 by Target Company B should be undertaken and paid to Tax Organ under the name of Target Company B. by Party A.

Article 6.     Codes of Conduct and Restriction Before Delivery Day

6.1	Party A shall make efforts to maintain Target Company A and B operate legally on daily basis during the period from signing date till delivery day.
6.2	From the signing date till delivery day, Party A shall not conduct the following actions to Target Company A and B (unless with the written consent of Party B):
6.2.1

Issue or agree to issue any bonds, increase or decrease registered assets, transfer or agree to transfer any share equity to related Party or third Party, modify any clauses of current investment and registered assets, acquire or agree to acquire any share equity, or conduct any harmful actions to Company interest;

6.2.2	Borrowing or financing in any method;
6.2.3	Enter into, cancel or terminate any contract or agreement in which Target Company A or Target Company B as the creditor, beneficiary or borrower;
6.2.4	Set or allow to set any burden or pledge on share equity, property or assets of Target Company A and B;
6.2.5

Increase or agree to increase the salaries, commissions or practical allowance of directors, officials or employees, or grant loans, amounts or profit to such people or their family members, or employ any officials or change clauses of Employment Agreement;

6.2.6	Acquire or agree to acquire, sell or agree to sell any assets of Target Company A and B;
6.2.7	Change or agree to change any clauses of financing arrangement or additional financing arrangement.
6.2.8	Make any guarantee, pledge, mortgage, or security of any kind to others;
6.2.9	Terminate the effective insurance sheet or make it invalid or violate any clause;
6.2.10

Compromise, settle or relieve any litigation, arbitration or requirement, request or disputation, or the right of litigation and arbitration, except for normal operation and interest protection (including victory right).

Article 7.      Employees in Target Company

7.1

Party A agrees to terminate or cancel the labors agreement (including cancel and terminate the labor relationship in truth) with those employees who are not willed to stay in the company by Target Company A and Target Company B after the delivery day according to Party B’s requirement. Party A shall be responsible to repay or pay all the payment including salary, bonus, allowance, compensation, labor welfare, society insurance and so on to these employees pursuant to the legal term.

7.2

Party A should make reasonable and acceptable arrangement to those employees stated above approved by the governmental organ, the arrangement should meet the requirement of relevant labor law, regulation and local government related labor policy of Hong Kong and The People’s Republic of China.

7.3

For any labor disputation arbitration, litigation or compensation, remedy, penalty and legal outcome and responsibility due to the labor agreement cancellation or termination between employees and Target Company A and Target Company B, Party A should be responsible to transact and undertake the relevant responsibility; for any loss of Party B due to the reason stated above, Party A should undertake the compensation responsibility.

Article 8.     Debt Transaction of Target Company A and Target Company B

8.1

Both Party A and Party B confirm that the repaying responsibility of the loan borrowed from Shenyang Huahai International Investment Co., Ltd. by Target Company B shall be undertaken by Target Company B.

8.2

Both Party A and Party B confirm that Party A shall be responsible for transacting, repaying and undertaking all the non-indicated debts and operational risks and legal obligation of Target Company A and Target Company B happened before the delivery day (including the delivery day).

8.3

Both Party A and Party B confirm that Party B shall be responsible for transacting, repaying and undertaking all the debts and operational risks and legal obligation of Target Company A and Target Company B happened after the delivery day (including the delivery day).

8.4

Both Party A and Party B confirm that to understand the legal responsibility before and after handing over the official seal and financial official seal of Target Company A and Target Company B, both Party A and Party B agree to confirm the official sealing of Target Company A shall prevail the signatures of each while handing over the new official seal and financial official seal; the original official seal and financial official seal of Target Company B shall be transacted the cancellation and renew procedure by both Party A and Party B together in Shenyang Public Security Bureau. The legal responsibility arise from the original seal shall be undertaken by Party A, and the legal responsibility arise from the renewed seal shall be undertaken by Target Company B.

Article 9.     Presentation and Guarantee

9.1	Presentation and Guarantee of Party A
9.1.1

Party A guarantees never provided any security, pledge, guarantee or set any other rights with the share equity of Target Company A and Target Company B held; Party A is the sole, legal and complete rights owner of the share equity stated above; Party A is not involved in any ongoing arbitration nor litigation.

9.1.2

Party A has never provided any security, pledge, guarantee or set any other rights with the land use rights of the land numbered D40/D41/D45/D46 respectively owned by Target Company B; Party A is not involved in any ongoing arbitration nor litigation. Party A has guaranteed to provide the Business Registration Certificate, Enterprise Business License, Tax Registration, Enterprise Code Certificate, Approval Certificate, Bylaws, Board Resolution, Seal, Financial Book, Accounting Report, all the contracts and agreement signed with other parties, documentation, all the properties and any land not owned by any other parties of Target Company A and Target Company B available to Party B or a party designated by Party B on the delivery day.

9.1.3

Any disclosure, statement, announcement, guarantee and promises made by Party A in the Agreement are true and correct, and without any misleading contents; These disclose, statement, announcement, guarantee and promises shall be existed and effective after the delivery day. If Party A recognizes any events not applicable to any guarantee in this Agreement after signing this Agreement, Party A must disclose the event in a written form and undertake the law responsibility.

9.1.4	Party A guarantees to complete the share transfer registration according to Hong Kong registration regulation, and make the original copy of any related certificate available to Party B in time.
9.1.5

Party A has the right to sign this Agreement; has the ability to satisfy the regulation and requirement according to China Law; has the ability to undertake the obligation and responsibility in this Agreement and carry out the transaction.

9.1.6

Signing and carrying out this Agreement will not now and even in the future breach or against either party or the bylaws of the Company, or cause the breach in the bylaws; will not breach or against any lay or regulation applicable to selling or transferring share equity; will not cause any effective significant impact due to any illegal law procedures.

9.2	Presentation and Guarantee of Party B
9.2.1

Party B has complete civil right ability and civil action ability; promises to have all the necessary approval, permission and authorization for acquiring the signature and carrying out this Agreement; and guarantees this Agreement has legal binding force to Party B.

9.2.2	Party B promises to pay the Consideration according to the article in this Agreement; otherwise undertake the relevant legal responsibility itself.
9.2.3	Party B agrees to undertake the irrevocable binding responsibility of execution, discharging and compensation.

Article 10.     Breaching

10.1	Each Party has together confirmed this Agreement signed by the legal representatives or the authorized representatives of each Party has the binding force to each Party.
10.2

If any Party in this Agreement breach, or fail to carry out, or incomplete to carry out the articles in this Agreement, or breach any presentation, guarantee or promises in this Agreement, it shall be seen as breaching, then the breaching Party should pay an amount of RMB 60,000,000.00 to the other Party, and be responsible for all the business loss due to the breaching.

10.3

If Party A fails to provide the documentation, all the properties and any land of Target Company A and Target Company B to Party B or a party designated by Party B, for every overdue day, Party A then should pay for an 0.05% of the total amount of the Consideration as breaching penalty.

10.4

If Party A fails to transfer the share equity of Target Company A according to the article in this Agreement to Party B or a party designated by Party B, for every overdue day, Party A then should pay for an 0.05% of the total amount of the Consideration as breaching penalty.

10.5

If Party B fails to pay the Consideration according to the article in this Agreement, for every overdue day, Party B then should pay for a 0.05% of the total amount of the unpaid balance of the Consideration as breaching penalty.

10.6

If Party A fails to provide the land available or transfer the share equity, or Party B fails to pay the Consideration according the article in this Agreement for 10 days or longer, the Party then should undertake the breaching responsibility according to Article 10.2.

Article 11.     Guarantee of Party C

11.1	Party C agrees to provide security for Party A in carrying out this Agreement; Party B agrees Party C as the security provider for Party A in carrying out this Agreement.
11.2	Party C guarantees as follows:
11.2.1

Target Company A is the legally founded according to Hong Kong Law and legally represented by a legal representative, Party A holds 100% of the share equity, the share equity is not set with any pledge, nor any security, nor any debt, nor any limitation by any administrative organ, nor sealed up by any judicial organ or arbitration organ, and nor involved in any disputation, litigation or arbitration.

11.2.2

Target Company B invested by Target Company A is the legally founded according to the Law of The People’s Republic of China and existed legally as a wholly foreign owned enterprise, Target Company A holds 100% of the share equity of Target Company B, the share equity is not set with any pledge, Target Company B is not set with any security, nor having any other disclosure obligation except the original loan from Shenyang Huahai International Investment Co., Ltd., nor any limitation by any administrative organ, nor sealed up by any judicial organ or arbitration organ, and nor involved in any disputation, litigation or arbitration.

11.2.3

The land use right of the land No. D40/D41/D45/D46 located at Shenyang Hunnan New Zone Central Zone is legally acquired via auction on Juanuary 26, 2007 by Target Company A; Target Company B acquired the land use rights of the land numbered D40/D41/D45/D46; Target Company B has completely pay the land use right transfer fee or pay the land use right transfer fee on its will; Target Company B is the sole legal owner of the land use; the land use right is not set with any pledge nor any limitation by any administrative organ, nor sealed up by any judicial organ or arbitration organ.

11.3	Responsibility

The responsibility of Party C is the irrevocable binding guarantee.

11.4	Scope

Party C confirms that the guarantee scope includes the Consideration of RMB 360,000,000.00 and interest, breaching penalty, damage compensation, includes but not limited in security fee, arbitration application fee, appraisal fee, declaration fee, auction fee, transaction fee, attorney fee, travel expense, and the entire expense for Party B to carry out the creditor’s rights.

11.5	Term

Party C confirms the term of guarantee in this Agreement is two years since this Agreement comes to effect.

Article	12. Confidential

Unless there are other article or legal requirement regarding to this Agreement, each Party should make most efforts to confident all the acquired business documentation and file contents related to Target Company A and Target Company B including but not limited in all the contents in this Agreement and any appendix of this Agreement.

Article 13.     Force Majeure

13.1

The term “Force Majeure” means any incontrollable and unpredictable or unavoidable even predicable situation happened after this Agreement is signed causing any party unable to totally or partly execute this Agreement. “Force Majeure” includes but not limited in nature disaster and war, law changing, governmental action and other significant events or gusty events.

13.2

The law changing means Changes of law mentioned above mean that after signing this agreement, any promulgation of new laws (including laws, administration regulations, local regulation) or practice, revision, abolishment, changes in practice of relative laws, which could make material responsibilities or rights of influenced Party under such Agreement illegal or unnecessary.

13.3

If any “Force Majeure” event happens, any Party who is in trouble of executing this Agreement should notice the other party in a shortest time and provide a written report describing the details within 15 days since the “Force Majeure” happens. The Party who is in trouble due to the “Force Majeure” should take all the reasonable action to remove the “Force Majeure” impact and decrease the losses of other Parties due to the “Force Majeure”. Each Party should consider to cancel or postpone the execution of this Agreement according to the impact on this Agreement due to the “Force Majeure”, or partly or entirely remit the obligation of the Party who is in trouble due to the “Force Majeure” in this Agreement.

Article 14.     Applicable Law and Disputation Solution

14.1	The signing, execution, terminating, cancellation, changing, effectiveness, transacting and disputation solution are applicable to and dominated the law in the People’s Republic of China.

14.2

For any disputation related to this Agreement during the execution of this Agreement, each Party in this Agreement shall seek the best and fastest solution via negotiation; if the negotiation fails, any Party may apply for the arbitration from Beijing China International Economic Trade Arbitration Committee.

Article 15.     Miscellaneous

15.1

This Agreement, as the true manifestation of the guarantor, does not exist any fraud, threat or misunderstanding. Each Party fully understands the contents, implications and the accordingly legal consequences of this Agreement.

15.2	Each Party confirms that each authorized representative has been authorized by their power organ of Board of Shareholders or Board of Directors to sign this Agreement.
15.3

Any modification and supplement to this Agreement could come into effect with the signature of authorized representative of each Party, which constitutes the whole Agreement and prevails this Agreement.

15.4	This Agreement shall be effective after signed by each Party on the signing date.
15.5	This Agreement is made in twelve originals with the same legal force.

Party A: Silverstrand International Holdings Limited

Legal Representative/Authorized Representative:FRANK JIANG

Party B: ZHANG Yu

Signature:

Party C: Shenyang Maryland International Industry Co., Ltd.

Legal Representative/Authorized Representative: FRANK JIANG